FORM PA 23-SEC (Rev. 3/03) SIMPLE INTEREST

EXHIBIT 10.6

PENNSYLVANIA
MOTOR VEHICLE INSTALLMENT SALE CONTRACT. Dated 09/26/05

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	Amount Financed	Total of Payments	Total Sale Price
...e cost of your credit as ...early rate.	The dollar amount the credit will cost you.	The amount of credit provided to you or on your behalf.	The amount you will have paid after you have made all scheduled payments.	The total cost of your purchase on credit, including your downpayment of $ 3294.00
8.50 %	$ 1117.34	$ 7000.00	$ 8117.34	$ 11411.34

Your Payment Schedule will be:

No. of Payments	Amount of Payments	When Payments Are Due
42	$ 193.27	Monthly, beginning 10/26/05
	$ n.a.	

Security: You are giving a security interest in the motor vehicle being purchased.

Prepayment: If you pay off early, you will not have to pay a penalty.

Filing Fees: $ 5.00

Late Charge: If a payment is late, you will be charged 2% of the portion of the payment which is late for each month, or part of a month greater than 10 days, that it remains unpaid.

See below and any other Contract documents for any additional information about nonpayment, default, any required repayment in full before the scheduled date and prepayment refunds and penalties.

e means estimate

In this Contract we are the **SELLER.** EXCEPTIONAL MOTORCARS Ltd. 1512 RT. 8 GLENSHAW PA 15116

Name Address Zip Code

You are the **BUYER(S).** INNOVATIVE DESIGN INC. JOSEPH RICCELLI 223 4 MAIN ST PGH PA 15215

Name(s) Address(es) Zip Code(s)

If there is more than one Buyer, each promises, separately and together, to pay all sums due us and to perform all agreements in this Contract.

TRADE-IN:
You have traded in the following vehicle: ______

Year and Make Description

If a ...ce is still owing on the vehicle you have traded in, the Seller will pay off this amount on your behalf. You warrant and represent to us that any trade-in is free from lien, claim, encumbrance or security interest, except as shown in the Itemization of Amount Financed as the "Lien Payoff."

PROPERTY INSURANCE: You may choose the person through whom insurance is obtained against loss or damage to the Vehicle and against liability arising out of use or ownership of the Vehicle. In this Contract, you are promising to insure the Vehicle and keep it insured.

CREDIT INSURANCE IS NOT REQUIRED: Credit Life Insurance and Credit Accident & Health (Disability) Insurance are not required to obtain credit, and will not be provided unless you sign below and agree to pay the additional cost(s). Please read the NOTICE OF PROPOSED CREDIT INSURANCE on the reverse side. Your insurance certificate or policy will tell you the MAXIMUM amount of insurance available. All insurance purchased will be for the term of the credit. We may receive a financial benefit from your purchase of credit insurance.

By signing, you select Single Credit Life Insurance, which costs $ n.a. What is your age? ______ Years

Signature of Buyer to be insured for Single Credit Life Insurance

By signing, you select Single Credit Accident & Health Insurance, which costs $ n.a. What is your age? ______ Years

Signature of Buyer to be insured for Single Credit Accident & Health Insurance

By signing, you both select Joint Credit Life Insurance, which costs $ n.a. What are your ages?

Signatures of both Buyers to be insured for Joint Credit Life Insurance

By signing, you both select Joint Credit Accident & Health Insurance, which costs $ n.a. What are your ages? Percentage to be insured

1. ______ ______ ______ %

2. ______ ______ ______ %

Signatures of both Buyers to be insured for Joint Credit Accident & Health Insurance

Insurer:

VEHICLE: You have agreed to purchase, under the terms of this Contract, the following motor vehicle and its extra equipment, which is called "Vehicle" in this Contract.

N/U	Year and Make	Series	Body Style	No. Cyl.	Truck Ton Capacity	Serial Number
USED	1997 DODGE	RAM1500	TK			3B7HF13Z5VG751714

___ A.T. ___ P.S. ___ AM-FM Stereo ___ 5 Spd. Other ______
___ A.C. ___ P.W. ___ AM-FM Tape ___ Vinyl Top ______

ASSIGNEE: We may assign this Contract and Security Agreement to a sales finance company which is the "Assignee." If the Assignee assigns this Contract to a subsequent assignee, the term also refers to such subsequent assignee. After the assignment, all rights and benefits of the Seller in this Contract and in the Security Agreement shall belong to and be enforceable by the Assignee. The Assignee will notify you when if Seller makes an assignment.

CITIZENS NATIONAL BANK OF EVANS CITY

IF YOU DO NOT MEET YOUR CONTRACT OBLIGATIONS, YOU MAY LOSE THE MOTOR VEHICLE AND PROPERTY THAT YOU BOUGHT WITH THIS CONTRACT, AND/OR MONEY ON DEPOSIT WITH THE ASSIGNEE.

This Contract is between Seller and Buyer. All disclosures have been made by Seller. Seller intends to assign this Contract to the Assignee.

Itemization of Amount Financed

Cash Price	$ 10165.00
Cash Downpayment	$ 3294.00
Trade-In — Value of Trade-In	$ n.a.
Lien Payoff to: ______	$ n.a.
Unpaid Cash Price Balance	$ 6871.00
To Credit Insurance Company	$ n.a.*
To Public Officials for: License, Tags and Registration	$ 124.00
Lien Fee	$ 5.00
To ______	$ n.a.*
To ______	$ n.a.*
To ______	$ n.a.*
To ______	$ n.a.*
Amount Financed	$ 7000.00
Finance Charge	$ 1117.34
Total of Payments (Time Balance)	$ 8117.34

Paid to Others on Your Behalf

* We may retain a portion of amounts marked

Payment Schedule - You agree to pay to us the Amount Financed plus interest in 41 payments of $ 193.27